Exhibit 99.2

Intelligent Solar and Energy Storage Solutions December 2022 Investor Presentation 1

Disclaimer 2 Basis of Presentation This Presentation (this “Presentation”) is provided for informational purposes only and has been prepared to assist intereste d p arties in making their own evaluation with respect to an investment in connection with a potential business combination betwe en Tigo Energy, Inc. (“ Tigo ”) and Roth CH Acquisition IV Co. (“Roth CH”) and related transactions (the “Potential Business Combination”) and for no othe r p urpose. By accepting, reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below. This Presentation and the information contained herein constitutes highly confidential information. The distribution of this Pre sentation by an authorized recipient to any other person is unauthorized. Any photocopying, disclosure, reproduction or alter ati on of the contents of this Presentation and any forwarding of a copy of this Presentation or any portion of this Presentation to any pe rso n is prohibited. The recipient of this Presentation shall keep this Presentation and its contents confidential, shall not use th is Presentation and its contents for any purpose other than as expressly authorized by Tigo and Roth CH and shall be required to return or destroy all copies of this Presentation or portions thereof in its possession pr omptly following request for the return or destruction of such copies. This Presentation may be deemed to be an offering of Roth CH or Tigo securities, made in reliance on an exemption from the registration requirements under the Securities Act of 1933, as amended an d the securities laws of any other applicable jurisdiction, which exemptions apply to offers and sales of securities that do not involve a public offering. The market for any such securities may be illiquid and you may not be able to readily sell such securities. Investing in such securities would be speculative, invol vi ng a high degree of risk, and may result in the loss of the entire amount invested. Any such securities have not been approved or recom men ded by any federal, state or foreign securities authorities, nor have any of these authorities passed upon the merits of such an offering or determined that this Presentation is accurate or complete. Any representation to the contrary is a criminal offen se. No Offer or Solicitation This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a sol icitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vo te, consent or approval in any jurisdiction in connection with the Potential Business Combination or any related transactions, nor shall the re be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicita tio n or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation rega rdi ng any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Se cur ities Act of 1933, as amended, or an exemption therefrom. No Representations and Warranties No representations or warranties, express, implied or statutory are given in, or in respect of, this Presentation, and no per son may rely on the information contained in this Presentation. Any data on past performance or modeling contained herein is not an indication as to future performance. This data is subject to change. Recipients of this Presentation are not to construe its con tents, or any prior or subsequent communications from or with Roth CH, Tigo or their respective representatives as investment, legal or tax advice. Each recipient should seek independent third party legal, regulatory, accounting and/or tax advice regarding this Pre sen tation. In addition, this Presentation does not purport to be all - inclusive or to contain all of the information that may be req uired to make a full analysis of Tigo or the Potential Business Combination. Recipients of this Presentation should each make their own evaluation of Tigo and of the relevance and adequacy of the information and should make such other investigations as they deem necessary. Roth CH and Tigo assume no obligation to update the information in this Presentation. Each recipient also acknowledges and agrees that the inf or mation contained in this Presentation (i) is preliminary in nature and is subject to change, and any such changes may be material and (ii) should be considered in the context of the circumstances prevailing at the time and has not been, and wi ll not be, updated to reflect material developments which may occur after the date of this Presentation. To the fullest extent per mitted by law, in no circumstances will Tigo or Roth CH or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, e mployees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within i t o r on opinions communicated in relation thereto or otherwise arising in connection therewith. This Presentation discusses tren ds and markets that Tigo’s leadership team believes will impact the development and success of Tigo based on its current understanding of the marketplace. Industry and Market Data Industry and market data used in this Presentation have been obtained from third - party industry publications and sources as well as from research reports prepared for other purposes. Neither Roth CH nor Tigo has independently verified the data obtained from these sources and cannot assure you of the reasonableness of any assumptions used by these sources or the data’s accuracy or com pleteness.

Disclaimer (cont’d) 3 Forward Looking Statements Certain statements included in this Presentation are not historical facts but are forward - looking statements, including for purp oses of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking sta tements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect, ” “ should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and s imi lar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these w ord s does not mean that a statement is not forward - looking. These forward - looking statements include, but are not limited to, (1) s tatements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportuni ty; (2) references with respect to the anticipated benefits of the Potential Business Combination and the projected future financ ia l performance of Tigo following the Potential Business Combination; (3) changes in the market for Tigo’s services and technology, and expansion plans and opportunities; (4) Tigo’s unit economics; (5) the sources and uses of cash of the Potential Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of th e P otential Business Combination; (7) the projected technological developments of Tigo , (8) current and future potential commercial and customer relationships; (9) the ability to operate efficiently at scale; (10) anticipated investments in capital resource s a nd research and development, and the effect of these investments; (11) the amount of redemption requests made by Roth CH’s pu bli c shareholders; (12) the ability of the combined company to issue equity or equity - linked securities in the future; and (13) expec tations related to the terms and timing of the Potential Business Combination. These statements are based on various assumpti ons , whether or not identified in this Presentation, and on the current expectations of Roth CH’s and Tigo’s management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purpos es only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Ma ny actual events and circumstances are beyond the control of Tigo . These forward - looking statements are subject to a number of risks and uncertainties, as set forth in the slide entitled “Summa ry Risk Factors” in the appendix to this Presentation and those set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements” in Roth CH’s IPO prospectus, filed wi th the U.S. Securities and Exchange Commission (the "SEC") on August 6, 2021, and in those documents that Roth CH has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ ma ter ially from the results implied by these forward - looking statements. The risks and uncertainties above are not exhaustive, and th ere may be additional risks that neither Roth CH nor Tigo presently know or that Roth CH and Tigo currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking sta tements. In addition, forward looking statements reflect Roth CH’s and Tigo’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Roth CH and Tigo anticipate that subsequent events and developments will cause Roth CH’s and Tigo’s assessments to change. However, while Roth CH and Tigo may elect to update these forward - looking statements at some point in the future, Roth CH and Tigo specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing Roth CH’s and Tigo’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon t he forward - looking statements. Trademarks Roth CH and Tigo own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of the ir respective businesses. This Presentation also contains trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service ma rks , trade names or products in this Presentation is not intended to, and does not imply, a relationship with Roth CH or Tigo , an endorsement or sponsorship by or of Roth CH or Tigo , or a guarantee the Tigo or Roth CH will work or will continue to work with such third parties. Solely for convenience, the trademarks, service marks, t rade names and copyrights referred to in this Presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Roth CH, Tigo , or the any third - party will not assert, to the fullest extent under applicable law, their rights or the right of the applicabl e licensor to these trademarks, service marks, trade names and copyrights. Financial Information; Non - GAAP Financial Measures Some of the historical financial information contained in this presentation is unaudited and does not conform to Regulation S - X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in any prox y statement or registration statement to be filed by Roth CH with the SEC. In addition, financial information and data containe d i n this Presentation, such as Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDA less Capital Expenditures, have not be en prepared in accordance with United States generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as ne t e arnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization, as adjusted to exclude s toc k based compensation. These non - GAAP financial measures, and other measures that are calculated using such non - GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other perfo rma nce measures derived in accordance with GAAP. For the same reasons, Tigo is unable to address the probable significance of th e unavailable information, which could be material to future results. Roth CH and Tigo believe these non - GAAP measures of financial results, including on a forward - looking basis, provide useful information to manag ement and investors regarding certain financial and business trends relating to Tigo’s financial condition and results of operations. Tigo’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. Roth CH and Tigo believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comp ari ng Tigo’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non - GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Tigo’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies. See the Appendix for definit ions of these non - GAAP financial measures and reconciliations of these non - GAAP financial measures to the most directly comparable GAAP measures.

Disclaimer (cont’d) 4 Use of Projections This Presentation contains projected financial information with respect to Tigo , namely revenue, year - over - year growth, gross profit, gross profit margin, operating expenses, operating income (loss), Adjuste d EBITDA, Adjusted EBITDA margin, capital expenditures, and Adjusted EBITDA less Capital Expenditures. Such projected financial information constitutes forward - looking in formation, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future resu lts . The projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions that are in herently subject to significant uncertainties and contingencies, many of which are beyond Roth CH’s and Tigo’s control. See “Forward - Looking Statements” above. The assumptions and estimates underlying the projected, expected or target results are inherently unc ertain and are subject to a wide variety of significant business, weather, economic, regulatory, competitive, technological, and other risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estima tes and targets. The inclusion of projections, estimates and targets in this Presentation should not be regarded as an indication t hat Roth CH and Tigo , or their representatives, considered or consider the financial projections, estimates and targets to be a reliable predicti on of future events. Neither the independent auditors of Roth CH nor the independent registered public accounting firm of Tigo has audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in th is Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect t her eto for the purpose of this Presentation. Important Information for Investors and Stockholders In connection with a Potential Business Combination, Roth CH and Tigo are expected to prepare a registration statement on Form S - 4 (the “Registration Statement”) to be filed with the SEC by Roth CH , which will include preliminary and definitive proxy statements to be distributed to Roth CH’s shareholders in connection with Roth CH’s solicitation for proxies for the vote by Roth CH’s s har eholders in connection with the Potential Business Combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to Tigo’s shareholders in connection with the completion of the Potential Business Combination. After the Registration Statement has be en filed and declared effective, Roth CH will mail a definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the Potentia l B usiness Combination. Roth CH’s shareholders and other interested persons are advised to read, once available, the preliminary pr oxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection wi th Roth CH’s solicitation of proxies for its special meeting of shareholders to be held to approve, among other things, the P ote ntial Business Combination, because these documents will contain important information about Roth CH, Tigo and the Potential Business Combination. Shareholders may also obtain a copy of the preliminary or definitive proxy statement, o nce available, as well as other documents filed with the SEC regarding the Potential Business Combination and other documents filed with the SEC by Roth CH, wit hout charge, at the SEC’s website located at www.sec.gov or by directing a request to Roth CH Acquisition IV. Co., 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. Roth CH and Tigo and their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies of Roth CH’s shareholders in connection with the Potential Business Combination. Investors and security holders may obtain more detailed information regarding Roth CH’s directors and executive officers in Roth CH’s filings with the SEC, inc luding Roth CH’s Annual Report on Form 10 - K filed with the SEC on March 30, 2022. Information regarding the persons who may, und er SEC rules, be deemed participants in the solicitation of proxies to Roth CH’s shareholders in connection with the Potential B usi ness Combination, including a description of their direct and indirect interests, which may, in some cases, be different than th ose of Roth CH’s shareholders generally, will be set forth in the Registration Statement. Shareholders, potential investors and other int ere sted persons should read the Registration Statement carefully when it becomes available before making any voting or investmen t decisions. This Presentation is not a substitute for the Registration Statement or for any other document that Roth CH may file with the SE C in connection with the Potential Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT I NFO RMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by Roth CH through the website maintained by the SEC at http://www.sec.gov. Changes and Additional Information in Connection with SEC Filings The information in this Presentation has not been reviewed by the SEC and certain information, such as financial measures ref ere nced herein, may not comply in certain respects with SEC rules. As a result, the information in the Registration Statement ma y d iffer from this Presentation to comply with SEC rules. The Registration Statement will include substantial additional information a bou t Tigo and Roth CH not contained in this Presentation. Once filed, the information in the Registration Statement will update and supersede the information presented in this Presentation. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORI TY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE POTENTIAL BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OF FENSE.

Proposed Transaction Summary 5 The Business • Tigo Energy, Inc. (“ Tigo ”) is a leading provider of critical solar solutions that improve safety, energy yield, & operating costs for solar . Product offerings include Module - Level Power Electronics (“MLPE”), inverter, energy storage, and integrated energy management software Transaction Overview • Tigo and Roth CH Acquisition IV Co. (“ROCG”) have executed a merger agreement to enter into a business combination (the “Transaction”) • Transaction expected to close in Q2 2023 • Upon the closing of the Transaction, Tigo will be a publicly listed company on Nasdaq under the new ticker TYGO Valuation • Pro forma Enterprise Value of $599 million (1) • Pro forma Equity Value of $730 million (1)(2) Capital Structure • Tigo shareholders rolling 100% of their equity into ROCG • Tigo has sufficient cash on the balance sheet today to fully fund its growth plan with proceeds from the transaction intended to further accelerate growth Tigo Investors A Rising Competitor in the Fast - Growing Solar & Energy Storage Market 5 Zvi Alon Chairman & CEO Bill Roeschlein CFO Today’s Presenters Byron Roth Co - CEO & Executive Chairman of the Board John Lipman Co - CEO & Director 1) Assumes no redemptions.

What ROCG Likes About Tigo 6 1) All comparisons in the Presentation are against Enphase and SolarEdge. x Tigo provides a leading solar solution in a highly attractive category with significant tailwinds globally ▪ The passage of the Inflation Reduction Act (“IRA”) in the US and energy dislocation in Europe have significantly accelerated solar demand x Tigo improves the economics of solar ▪ It improves energy output, ROI, and meets mandated safety requirements, all while representing a small percentage of the total installation cost x Solar installers are seeking additional suppliers ▪ Solar Optimizer and Inverter space is serviced by two prominent providers (ENPH and SEDG) (1) x It is well positioned to capitalize on the opportunity ▪ Tigo has spent the last 15 years developing its solution Tigo stands to benefit significantly as it becomes a public company; in doing so, the company becomes a strong alternative to the current duopoly in the solar inverter market

Tigo’s Mission Tigo ’s mission is to deliver smart hard ware and software solutions that enhance safety , increase energy yield , and lower operating costs of residential, commercial, and utility - scale solar systems Energy Intelligence (EI) ATS EI Inverter TS4 Flex MLPE EI Battery Energy Intelligence 7

Growing Share Solar Optimizer & Inverter space is serviced predominantly by two suppliers; customers are seeking multiple suppliers 400+ Customers Diverse and expanding global customer base with substantial new wins 30% Gross Margins (2) Optimized architecture with low component count reduces cost base and increases product reliability Rapid 80%+ Y/Y Revenue Growth (1) in Large $115B TAM Gaining share in large and rapidly growing Solar and Energy Storage markets ~$4 Million 2022E Adj. EBITDA (3) Capital - light business model 115 Patents (4) Differentiated hardware and software solutions with significant entry barriers 150+ Years of Combined Management Experience Proven leadership team with public company experience Investment Highlights 8 Higher ROI to Customers Tigo offers lower cost systems with higher energy output, resulting in an immediate and more attractive ROI 1) 2022E Revenue Growth. 2) 2022E Gross Margin. 3) 2022E Adjusted EBITDA excludes stock - based compensation, M&A transaction and public company costs. 4) 115 patents includes both awarded (104) and pending (11) patents.

Market Overview 9

157 125 98 79 64 55 50 43 40 37 36 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2011 2013 2015 2017 2019 2021 Solar Nuclear Wind CCGT Coal 946 744 684 607 393 303 226 185 161 140 132 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2011 2013 2015 2017 2019 2021 Observed Price LCOE Real Prices ($/MWh) Lithium - ion Battery Pack Real 202 1 Prices ($/kWh) Solar costs are expected to decline 15 - 25% over the next ten years Global energy storage is expected to grow at a 30 % CAGR through 2030 Solar is expected to be the cheapest form of electricity by 2030 and account for nearly 50% of renewables generation by 2050 Solar is expected to comprise over 4 0% of new electricity - generating capacity additions in the U.S. in 20 22 Solar and Storage: The Forefront of Renewables Expansion Rapid Improvement in Solar LCOE (1) Rapid Storage Cost Reductions Significant Expected Growth in Solar and Storage 10 0 100 200 300 400 500 North America & Carribbean Europe ROW New - build Forecast (GW) 0 100 200 300 400 500 North America Europe ROW Cumulative Capacity (GW) Sources: DOE, Greentech Media, Solar Energy Industries Association, BNEF, and Lazard LCOE Analysis 2022. 1) “LCOE” is defined as “Levelized Cost of Energy.”

Average Household Electricity Prices in Europe (€ per MWh) Europe Distributed Energy Storage Outlook (GW) Higher Electricity Prices + Solar Market Growth = Residential Storage Demand in Europe Electricity prices have been increasing at a drastic rate since 2021 with the price per MWh increasing 378% at its peak in March 2022 Top 10 European Residential Solar Markets, New Capacity Added, 2022 - 2031 (GW) 10 15 17 21 20 22 24 26 29 31 34 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 Europe’s distributed storage market is expected to grow with rising electricity costs and solar output Solar and Storage: Europe Primed for Significant Growth 11 Europe is seeking alternative energy sources in its quest for energy independence: Solar is a logical answer Year - Over - Year Pricing Growth 22 9 7 6 5 4 4 4 4 4 Germany Netherlands Belgium Poland Italy France UK Spain Turkey Austria The main European residential markets forecasted to add 67+ GW by 2031 Source: Ember Climate November 2022, Wood Mackenzie Europe Distributed Energy Storage Outlook 2022. 218% 213% 378% 198% 209% 184% 242% 346% 152% 7% 177 € 157 € 242 € 171 € 180 € 211 € 299 € 415 € 330 € 167 € 56 € 50 € 51 € 57 € 58 € 75 € 87 € 93 € 131 € 157 € Jan Feb Mar Apr May Jun Jul Aug Sep Oct 2022 2021

Solar and Storage: US Primed for Significant Growth 12 Source: Enphase earnings call, SEIA Inflation Reduction Act Summary Report, Norton Rose Fulbright Project Finance Law. AMPC ITC & PTC 30% Tax credit residents installing solar systems 10 - year Extension of full PTC / ITC values to at least 2032 +10 - 20% “Adder” ITC for USA content and development in certain low - income communities Key Stats $0.11 per AC watt for domestic manufacturing of microinverters $0.065 Advanced Manufacturing Tax Credit for Residential Inverters The 2022 extension of the Investment Tax Credit (“ITC”), Production Tax Credit (“PTC”), and the Advanced Manufacturing Produc tio n Credit (“AMPC”) provides stability and investment opportunity for solar and storage energy within the United States.

TAM is Estimated to Be $115 Billion by 2025 $61B (2) Global cumulative TAM for battery storage $54B (1) Residential, C&I, and Utility MLPE TAM $115 B illion Market Opportunity for Tigo Residential Storage MLPE & Inverters 13 1) Source: IHS Markit Solar PV Inverter Market Overview. 2) Source: SolarEdge March 29, 2022 Analyst Day, Stem Inc., May 23, 2021.

Tigo Business Overview 14

Tigo at a Glance Select Customers & Partners Key Highlights $80M 2022E Revenue Tigo Makes Solar Energy Better Tigo’s Module - Level Power Electronics (“MLPE”) and Energy Intelligence (“EI”) Solution improve the safety, energy yield, and cost of solar across all three end markets (Residential, C&I, and Utility). Europe and the US are Key Drivers of Growth Energy costs are rising rapidly in Europe and the supply chain is less impacted by solar specific trade actions. As a result, Tigo is gaining traction in the region, accounting for 61% of YTD Q3 2022A revenue and 74% of Q3 2022 order book. The passage of IRA is expected to further enhance growth in the US. Market Share Gains Tigo offers a higher ROI for solar customers , and as a result, is winning share in both Europe and the US, having recently won two significant Approved Vendor Lists. Tigo believes it is well positioned to gain market share in a rapidly growing market. Cutting Edge Storage & Energy Intelligence Software Offerings New EI storage product and internal software development have and are expected to continue to increase bookings and Annual Recurring Revenue (“ARR”) . In Q4 2022, Tigo will launch EI in Europe and is expected to further accelerate growth. Asset - light & Resilient Supply Chain Tigo leverages an asset - light approach through contract manufacturing with a substantial presence in Asia and planned addition in Eastern Europe, allowing the company to scale rapidly with minimal CapEx. $4M 2022E Adj. EBITDA 31% | 61% | 8% YTD Sep 2022A Revenue NA | EMEA | ROW (1) <0.01% Product Returns in the Last Three Years 15 1) “NA | EMEA | ROW” refers to North America; Europe, Middle East and Africa; and Rest of World, respectively.

Solar Module Not made by Tigo EI Software Energy Management Inverter Battery Automatic Transfer Switch (“ATS”) MLPE / Optimizer Tigo offers a one - stop shop solution Energy Intelligence “EI” Offering Tigo B undles Proprietary Hardware and Software Into an E asy - to - U se Platform Tigo MLPE and Energy Storage Solutions 16 Grid

Illustrative Diagram of Tigo Solutions 17 • MLPE / Optimizer • Battery • Inverter • ATS • EI Software • Energy Management • Solar Panel (not made by Tigo) • Grid Tigo Energy Intelligence “EI” Offering Tigo offers a one - stop shop solution

Tigo MLPE Serves All Three Solar Markets • 13 kW • Residential • Australia Commercial • 531 kW • Commercial rooftop • California, USA Residential Utility • 16 MW • Floating PV • Israel 18 MLPE Energy Intelligence Performance Optimization | Increase E nergy O utput Tigo optimizers increase energy output from solar panels and decrease the losses from shading, module mismatch, degradation, and soiling Safety | Enhance Safety & Compliance Tigo solutions meet US NEC Rapid Shutdown regulatory compliance and other safety codes that protect first responders and are required in many countries Visibility & Monitoring | Lower Operating Expenses Tigo gives customers granular, module - level monitoring with its Energy Intelligence Platform. It identifies anomalies at the module level, increases bankability, and lowers maintenance expenses 18

Tigo’s Family of MLPE Solutions Five MLPE Features Cater to All Solar End Markets MLPE Energy Intelligence Price & Functionality TS4 - A - M TS4 - A - F TS4 - A - 2F TS4 - A - S TS4 - A - O Equipment Required • CCA + TAP (1) Functions • Monitoring Equipment Required • RSS Transmitter (1) Functions • Rapid Shutdown Equipment Required • RSS Transmitter (1) Functions • Rapid Shutdown for two panels Equipment Required • CCA + TAP (1) Functions • Monitoring • Rapid Shutdown Description • Enables module - level monitoring Description • Dedicated rapid shutdown device for one solar module up to 700W Description • Dedicated rapid shutdown device for two solar modules Description • Enables monitoring and rapid shutdown for modules up to 700W Description • Increase energy production with shaded & mismatched modules up to 700W (2) Equipment Required • CCA + TAP (1) Functions • Optimization • Monitoring • Rapid Shutdown 19 1) CCA is defined as Cloud Connect Advanced data logger. TAP is defined as Tigo Access Point. RSS is defined as Rapid Shutdown System. 2) Includes monitoring and rapid shutdown benefits as well.

Tigo’s Energy Intelligence Solution System Monitoring Building Loads • Tigo MLPE and Tigo cloud - enabled inverter with proprietary technology • Tigo DC - coupled battery system • Provides energy savings over traditional AC - coupled storage systems (1) • Integrated energy management system • Expanded premium monitoring and Operations & Maintenance (“O&M”) solutions Energy Intelligence Hardware Software and Analytics Tigo Battery Tigo Inverter Tigo MLPE Through EI and its integrated software / analytics, Tigo aims to tackle one of the largest opportunities in the solar ecosystem: energy storage & management EI is applicable to both the residential and C&I markets EI is an extension of Tigo’s existing core competency, and leverages existing go - to - market channels to achieve success 20 MLPE Energy Intelligence EI provides holistic energy management capability, incorporating efficient DC - coupled storage integration and intelligent monitoring solutions 1) See comparison on page 46.

Tigo’s Software and Analytics Offering Software and Analytics platform provides a holistic energy management capability, powered by module - level monitoring and machine learning Software: Origination/Design • Site Assessment • Design / Proposal • Permitting / Code Compliance • Construction Documents R C Software: Premium Monitoring • Real - time Data Acquisition • Site Monitoring • Production, Communication Alerts • Portfolio Management C U R Analytics: Energy Management • System Optimization • Virtual Power Plant • Grid Services C U R Analytics: Operations & Maintenance • Production Analytics • Remote Diagnosis • Production Degradation • Preventive Alerts C U R 900+ TB of data on solar system performance collected to date R Res idential C C&I U Utility 21 MLPE Energy Intelligence

Technology Advantages 22 Tigo possesses key competitive advantages on price, performance, and flexibility 115 Patents (1) Patent - protected technology moat driven by strong R&D and culture of innovation Selective Optimization & Deployment Selective optimization uses less energy and increases reliability vs. competitors’ constant optimization; selective deployment permits use of optimizers only on panels where it is needed and lowers cost vs. peers that require optimizers on 100% of panels Superior Energy Storage Architecture DC - coupled architecture delivers higher “round - trip” energy savings at a lower cost vs. competitors’ AC - coupled architecture Compatibility Unlike competitors’ closed architectures (working only within their own family of products), Tigo’s open MLPE architecture works with any string inverter, any module, and is uniquely compatible with today’s higher - power modules High Reliability Lower component count and higher MLPE efficiency produce less heat, resulting in <0.01% (2) product returns Software & Analytics Platform provides holistic energy management capability, powered by module - level monitoring and machine learning 1) 115 patents includes both issued (104) and pending (11) patents. 2) Company figures for the last three years.

Years of Research, Development, Testing and Certification Have Created a Strong Competitive Position Tigo’s 115 (1) patents confer a substantial competitive advantage Tigo is uniquely positioned for today’s higher - power modules • Cost effective: Decades of experience designing solutions that minimize cost without compromising quality • High MLPE Efficiency: 99.7% • Manufacturabl e : Low component count, no custom Application - Specific Integrated - Circuits (“ASICs”) • Market - oriented and flexible: Strong pulse on changes in solar industry, and addressing its needs • Modular: Reusable • Robust: Software development guidelines are based on toughest standards (MISRA) (2) • Maintainable: Modular design, well - thought architecture, and high - standards of coding style • Supportable: Remote diagnostics, self - service, and remote upgrades • Efficient: Faster software reduces the need for expensive hardware Other 35% Optimization, Long Strings 16% Safety, Optimization, Long Strings 36% Safety 13% Hardware Advantages Software Advantages Patent Categories 23 Year MLPE Capacity 2007 150W 2012 200W 2022 700 W+ 1) 115 patents includes both issued (104) and pending (11) patents. 2) MISRA refers to Motor Industry Software Reliability Association.

Resilient Supply Chain Tigo has secured sufficient components and production capacity to meet forecasted demand through 2023E Utilization Capacity Orders Contract Manufacturers Multi - sourced, flexible, and scalable contract manufacturers in Asia Manufacturing Capacity Expansion Tigo seeks to expand contract manufacturing capabilities in the US and/or Eastern Europe/Northern Africa Streamlined Product Line Tigo has just eight SKUs (1) to service the entire market Lower Component Count Tigo MLPE has fewer components thus streamlining component purchases No Custom Application - Specific Integrated - Circuits Tigo not reliant on custom ASICs, which have been a primary bottleneck for competitors 1 2 3 4 5 24 1) SKU is defined as Stock Keeping Unit. 2) Tigo management estimates corresponding with financial model. Q4 2022E Q1 2023E Q2 2023E Q3 2023E Q4 2023E 65% 47% 55% 63% Expected MLPE Capacity & Utilization (2) 57% Q4 2022E Q1 2023E Q2 2023E Q3 2023E Q4 2023E 15% 8% 15% 36% 25% Expected Energy Intelligence Capacity & Utilization (2)

Why Customers Choose Tigo Tigo Offers Lower Cost Systems with Higher Energy Output, Resulting in an Immediate and More Attractive ROI 25 • Rapid Shutdown • Module - level monitoring software • Hybrid Inverter • ATS • Battery Storage • Software & Analytics • Increased energy yield through selective optimization • High reliability supported by lower component count and higher MLPE efficiency resulting in less heat • Low product returns • Industry leading warranty • Only pay for optimization where needed (i.e. selective optimization) • Lower O&M cost • Lower inverter cost • Lower battery cost • Works with any standard inverter • Mobile app commissioning • 10 seconds per module • Continuous online educational training • No ground wire required • Water - and corrosion - resistant • Seamless integration between modules and battery devices Complete one - stop solution Improved PV performance, energy yield, & reliability Lower initial investment & ongoing O&M costs Easy to install

Tigo Compares Favorably Against Peers Closed: D C - Coupled Inverter Architecture (3) Compatible w/ Lower Cost Battery Chemistries (4) Software/Analytics Offering MLPE + Inverter Price (1) ~33 - 34¢/watt (2) ~37 - 38¢+/watt (2) Closed : AC - Coupled MLPE x x Open : DC - Coupled ~17 - 19¢/watt End Market Coverage Residential and C&I Residential Residential, C&I, and Utility Flexibility: Works with multiple inverters x Low Component Count x x x 26 Selective Optimization & Deployment x 1) Prices reflect MLPE and inverters in the residential market. 2) Enphase, SolarEdge, Wall Street Equity Research. 3) Open and Closed refers to the ability to work with other components outside their own family of products including ATS, inver ter , and battery module. 4) Compatible with all current battery chemistries including Lithium Iron Phosphate (LFP).

Strong Leadership Team to Drive Growth Anita Chang Chief Operations Officer 20+ years experience Danny Eizips Vice President of Engineering 20+ years experience Archie Roboostoff Vice President of Software 20+ years experience JD Dillon Chief Marketing Officer 20+ years experience Jing Tian Chief Growth Officer 20+ years experience Bill Roeschlein Chief Financial Officer 20+ years experience Zvi Alon Chairman and CEO 30+ years experience 27 150+ years of combined management experience

Financial Overview 28

$3 $27 $5 $6 $2 $4 Q3 2021 Q3 2022 Strong Bookings & Backlog Provide Meaningful Visibility Backlog (2) Q4 2021 11/30/22 $16M $99M 2022E Revenue Bridge Tigo is experiencing rapid expansion across geographies, providing strong revenue visibility Bookings (1) by Geography $10M $37M 3.7x Growth 29 EMEA Americas ROW 1) Bookings defined as new purchase orders received. 2) Backlog defined as committed orders expected to be delivered within 365 days. 900% YoY 120% YoY 200% YoY

YTD Q3 2022A Revenue by Customers YTD Q3 2022A Revenue by Geography Diverse Array of Global Customers Distributors Key Accounts Tigo aims to expand business with existing and new customers / partners 9% 6% 5% 4% 4% 4% 4% 4% 4% 4% Others 53% 30 Inverters & Panels Partners New Customers / Partners Americas 31% EMEA 61% ROW 8%

Financial Summary and Forecast 83% Revenue and YoY Growth $43.6 $80.0 2021A 2022E Gross Profit and Gross Margin $12.6 $24.1 2021A 2022E 30% 29% Adj. EBITDA and Adj. EBITDA Margin (1) ($3.1) $4.1 2021A 2022E 5% NM Adj. EBITDA Less CapEx and Conversion (2) 4% ($3.4) $3.3 2021A 2022E NM 31 Note: All figures presented in millions of US dollars. A reconciliation of non - GAAP metrics is provided in the Appendix. 1) Adjusted EBITDA excludes stock - based compensation, M&A transaction expenses and public company costs. 2) Conversion defined as Adjusted EBITDA less capital expenditures divided by Adjusted EBITDA. 2021A 2021A

Tigo’s Financial Strengths Generating revenue today Compelling growth propelled by new products and services and new customer wins Attractive gross margin expected to expand over time through higher mix of value - added MLPEs, EI systems, and software / analytics Capital - light business model Scalable business model supported by rapidly growing solar market 32

Transaction Summary 33

Pro Forma Ownership Existing Tigo Shareholders 82.2% ROCG Public Shareholders 15.7% ROCG Sponsors 1.7% Transaction Fees 0.4% Detailed Transaction Overview 34 Sources and Uses Sources SPAC Cash in Trust (1) $117 Stock Consideration to Existing Tigo Shareholders (2) 600 Total Sources $717 Uses Stock Consideration to Existing Tigo Shareholders (2) $600 Cash to Tigo Balance Sheet at Closing (1) 110 Estimated Fees and Expenses 7 Total Uses $717 Ownership Breakdown at Close (1)(3) Shares % Ownership Tigo Rollover (2) 60.0 82.2% ROCG Public Shareholders 11.5 15.7% ROCG Sponsor Shareholders (4) 1.2 1.7% Transaction Fees (5) 0.3 0.4% PF Shares Outstanding 73.0 100% Pro Forma Valuation ($ in millions, except per share values) Pro Forma Shares Outstanding (1)(2)(3)(4) 73.0 (*) Share Price 10.00 Equity Value $730 (+) Existing Debt as of 09/30/2022 20 ( - ) Existing Cash as of 09/30/2022 (42) ( - ) Cash Proceeds from Transaction (110) Enterprise Value $599 ($ in millions, except per share values) 1) Assumes no redemptions from ROCG’s existing public shareholders. 2) $578 Enterprise Value + $42 existing cash - $20 existing debt as of 09/30/2022 presented for illustrative purposes. Cash and deb t as of the closing date will be used to calculate the stock consideration to existing Tigo shareholders. 3) Ownership and share count excludes 5.98 million outstanding ROCG warrants (strike price of $11.50 or 15% out - of - the - money) 4) Includes existing ROCG Founder shares net a 1.65 million share forfeiture. 5) Transaction fees of up to300,000 shares related to the BCMA Termination Letter.

Market Dynamics Transaction Rationale Expected Use of Proceeds Tigo is experiencing strong demand, and customers are asking for deeper integration with Tigo MLPE, inverter, and storage systems Skilled labor remains tight; public stock currency can help attract, retain, and incentivize top talent Interest rates are rising, and public companies have better access to lower cost capital Given supply chain dislocation, certain components need to be ordered up to one year in advance, requiring working capital Large solar companies prefer working with well - capitalized and public vendors Expand sales reach to address growing demand Pursue select strategic acquisitions Improve balance sheet & working capital (i.e., bankability, shorten customer delivery times) Accelerate new product launches Expand and de - risk manufacturing and supply chain and invest in critical working capital where product availability and on - time delivery provide a significant competitive advantage and the ability to gain market share 35 Tigo believes it can obtain a rapidly growing share amongst top solar customers Shares of publicly traded residential inverters and MLPE companies have outperformed the broader market, viewed as unit play on the growth of solar

Public Comparable Universe Attributes of Comp Universe • Comparable product and service offerings to Tigo • Module - level power electronics and inverters as well as software (analytics / monitoring) focused on solar deployment • Serve similar end markets Solar Optimizers and Inverters 36

Two Companies Dominate the US Residential Solar Inverter Market; Customers Seek Additional Suppliers (1) Peers’ stock price performance highlights the market’s focus on US Residential Solar. Tigo believes it can gain market share in the US Residential Solar Inverter market, because it offers solar customers a lower cost system with higher energy output, resulting in an immediate and more attractive ROI Key Takeaways 1,284% 257% 34% • SEDG and ENPH increased by 257% and 1,284% respectively in the last three years • SEDG and ENPH increased 10% and 84% , respectively, YTD 2022 versus the Nasdaq which declined 27% over the same time period leading to outperformance of 37% and 111% • Residential inverters have outperformed the broader market, viewed as unit play on the growth of solar 37 Source: S&P Capital IQ as of 12/02/2022. 1) Tigo management estimates.

Operational Benchmarking 2021 & 2022E Gross Margin 29% 40% 32% 30% 42% 27% Gross Margin 2021 Gross Margin 2022 Revenue YoY Growth (2021 - 2022E) 83% 67% 58% Operational Benchmarking 38 Peer Average 63% 38 Source: S&P Capital IQ as of 12/02/2022.

Valuation Benchmarking 39 Valuation Benchmarking 39 Sources: Company projections and S&P Capital IQ as of 12/02/2022. EV/2022E Revenue 7.5x 19.7x 5.3x Peer Average 12.5x

Conclusions Large and Growing TAM Significant Technology Barriers Global, Diversified, and Expanding Customer Base Tigo Offers Customers a Lower Cost and Higher ROI Increasing Manufacturing Scale Deep and Experienced Management Team Winning Share from Incumbent Providers 40

Risk Factors 41

Risk Factors 42 All references to the “Company,” “we,” “us” or “our” refer to Tigo . The risks presented below are certain of the general risks related to the business of the Company and such list is not exha ust ive. The list below has been prepared solely for purposes of inclusion in this Presentation and not for any other purpose. You should carefully consider these risks and uncertainties, together with t he information in the Company’s consolidated financial statements and related notes. Risks relating to the business of the Compa ny will be disclosed in future documents filed or furnished by the Company and/or ROCG with the SEC. The risks presented in such filings wi ll be consistent with those that would be required for a public company in their SEC filings, including with respect to the b usi ness and securities of the Company and may differ significantly from, and be more extensive than, those presented below. Risks Related to Our Business and Our Industry • We have a history of generating net losses, and if we are unable to achieve adequate revenue growth while our expenses increa se, we may not achieve or maintain profitability in the future. • Demand for our solar energy solutions may not grow or may grow at a slower rate than we anticipate and our business may suffe r. • The rapidly evolving and competitive nature of the solar industry makes it difficult to evaluate our future prospects. Our en try into adjacent markets is new and highly competitive and it is difficult to evaluate our future in these new markets as well. • Developments in alternative technologies or improvements in other forms of distributed solar energy generation may have a mat eri al adverse effect on demand for our offerings. • The market for our products is developing and may not develop as expected. • The solar industry has historically been cyclical and experienced periodic downturns. • Our integrated technological solution may not achieve broader market acceptance, which would prevent us from increasing our r eve nue and market share. • Mergers in the solar industry among our current or potential customers may adversely affect our competitive position. • Our recent and planned expansion into existing and new geographic markets or new product lines or services could subject us t o a dditional business, financial, and competitive risks. • Lithium - Ion used in our battery cells and packs can potentially catch fire or vent smoke and cause damage or injury. • If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve ou r anticipated level of growth and our business could suffer. • Any failure by management to properly manage growth could have a material adverse effect on our business, operating results, and financial condition. Risks Related to Legal, Compliance and Regulations • The reduction, elimination or expiration of government subsidies and economic incentives for on - grid solar electricity applicati ons could reduce demand for solar photo - voltaic (“PV”) systems and harm our business. • Changes in current laws or regulations or the imposition of new laws or regulations, or interpretations thereof, in the solar en ergy sector or international trade, by federal or state agencies in the United States or foreign jurisdictions could impair o ur ability to compete, and could materially harm our business, financial condition and results of operations. • Our management has limited experience in operating a public company. The requirements of being a public company may strain ou r r esources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company may be greater than we anticipate. • As a private company, we have not been required to document and test our internal controls over financial reporting nor has o ur management been required to certify the effectiveness of our internal controls and our auditors have not been required to opi ne on the effectiveness of our internal control over financial reporting. Failure to maintain adequate financial, information te chn ology and management processes and controls could impair our ability to comply with the financial reporting and internal cont rol s requirements for publicly traded companies, which could lead to errors in our financial reporting and adversely affect our bu sin ess. • The installation and operation of our energy storage systems are subject to laws and regulations in various jurisdictions, an d t here is uncertainty with respect to the interpretation of certain environmental laws and regulations to our energy storage sy ste ms, especially as these regulations evolve over time. • Our significant international operations subject us to additional risks that could adversely affect our business, results of ope rations and financial condition. • Our business could be adversely affected by trade tariffs or other trade barriers. • Current or future litigation or administrative proceedings could have a material adverse effect on our business, financial co ndi tion and results of operations.

Risk Factors (cont’d) 43 Market Opportunity Risks • The market for our products is highly competitive and we expect to face increased competition as new and existing competitors in troduce or develop other smart energy products, which could negatively affect our results of operations and market share. Som e of competitors are significantly larger and have greater financial and operational capacities than us. • A drop in the retail price of electricity derived from the utility grid or from alternative energy sources may harm our busin ess , financial condition, results of operations, and prospects. • An increase in interest rates or tightening of the supply of capital in the global financial markets could make it difficult for end - users to finance the cost of a solar PV system and could reduce the demand for smart energy products and thus demand for ou r products. • Our limited operating history at current scale and our nascent industry make evaluating our business and future prospects dif fic ult. • If renewable energy technologies are not suitable for widespread adoption or sufficient demand for our hardware and software - ena bled services does not develop or takes longer to develop than we anticipate, our sales may decline and we may be unable to achieve or sustain profitability. • The failure of battery storage cost to continue to decline would have a negative impact on our business and financial conditi on. • If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future grow th rate may be affected and the potential growth of our business may be limited. Operating Risks • Our financial condition and results of operations and other key metrics are likely to be affected by seasonal trends and cons tru ction cycles, which could cause our results for a particular period to fall below expectations, resulting in a decline in the pr ice of our common stock. • Defects or performance problems in our products or delays, disruptions, or quality control problems in our manufacturing oper ati ons could result in loss of customers, reputational damage, and decreased revenue, and we may be the subject of numerous claims, including warranty, indemnity, and product liability claims arising from defective products. If any energy storage sy ste ms procured from original equipment manufacturers (“OEM”) and provided to our customers contain manufacturing defects, our business and financial results could be adversely affected. • Future product recalls could materially adversely affect our business, financial condition and operating results. • If our estimates of useful life for our energy storage systems and related hardware and software - enabled services are inaccurate or if our OEM suppliers do not meet service and performance warranties and guarantees, our business and financial results cou ld be adversely affected. • We expect to incur research and development costs and devote resources to identifying and commercializing new products and se rvi ces, which may never result in revenue to us. • Any failure to offer high - quality technical support services may adversely affect our relationships with our customers and adver sely affect our financial results. • The loss of, or events affecting, one or more of our major customers could reduce our sales and have an adverse effect on our bu siness, financial condition and results of operations. • Our hardware and software - enabled services involve a lengthy sales and installation cycle, and if we fail to close sales on a re gular and timely basis it could adversely affect our business, financial condition and results of operations. • Our business is subject to risks associated with construction, utility interconnection, cost overruns and delays, including t hos e related to obtaining government permits and other contingencies that may arise in the course of completing installations. • We rely on distributors and installers to assist in selling our products to customers, and the failure of these providers to per form at the expected level, or at all, could have an adverse effect on our business, financial condition and results of our o per ations. • The growth of our business depends on customers renewing their monitoring services subscriptions. If customers do not continu e t o use our subscription service offerings our business and operating results will be adversely affected. • The threat of global economic, capital markets and credit disruptions pose risks to our business. • The ongoing COVID - 19 pandemic, and global measures taken in response thereto have adversely impacted, and may continue to advers ely impact, our operations and financial results. Third - Party Partner Risks • We have in some instances, and may in the future, enter into long - term supply agreements that could result in insufficient inven tory and negatively affect our results of operations. • We must maintain customer confidence in our long - term business prospects in order to grow our business. • We depend on sole - source and limited - source suppliers for key components, raw materials, and products. If we are unable to sourc e these components, raw materials, and products on a timely basis or at acceptable prices, we will not be able to deliver our products to our customers and production time and production costs could increase, which may adversely affect our business. • We depend upon a small number of outside contract manufacturers, and our business and operations could be disrupted if we enc oun ter problems with these contract manufacturers.

Risk Factors (cont’d) 44 Risks Related to Intellectual Property and Technology • Our patent applications may not result in issued patents, and our issued patents may not provide adequate protection, which m ay have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. • Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our in tellectual property rights may be costly. • We may need to defend ourselves against claims that we infringe, have misappropriated, or otherwise violate the intellectual pro perty rights of others, which may be time - consuming and would cause us to incur substantial costs • Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation a nd subject us to claims or litigation. • A failure of our information technology and data security infrastructure could adversely affect our business and operations. Risks Related to Our Financial Condition and Liquidity • We are under continuous pressure to reduce the prices of our products, which has adversely affected, and may continue to adve rse ly affect, our gross margins. • If we do not forecast demand for our products accurately, we may experience product shortages, delays in product shipment, ex ces s product inventory, difficulties in planning expenses or disputes with suppliers, any of which will adversely affect our bus ine ss and financial condition. • Our focus on a limited number of specific markets increases risks associated with the modification, elimination or expiration of governmental subsidies and economic incentives for on - grid solar electricity applications. Risks Related to Our Projections • Our financial projections are based upon estimates and assumptions made at the time they were prepared. If these estimates or as sumptions prove to be incorrect or inaccurate, our actual operating results may differ materially from our forecasted results . • Our financial projections and information regarding prior performance may not prove to be reflective of actual future results . • Our financial projections assume that revenue from our EI hardware and software will grow significantly. We have not always s old EI hardware and software, so there is a shorter historical basis underpinning the EI hardware and software portions of the forecast, and these products and services may not gain adoption as quickly as we anticipate, if at all.

Appendix 45

Tigo’s Storage Architecture Advantages Tigo’s DC - Coupled System Delivers Higher Energy Savings at a Lower Cost Compared to AC - Coupled Systems AC - Coupled System Tigo’s DC - Coupled Optimized System 46 DC AC Tigo Hybrid Inverter “Smart Energy Orchestrator” DC Tigo Battery Includes high voltage MPPT controller and battery inverter / charger inside a common unit DC Solar to EV Up to 3.5 % additional e nergy savings going from DC inverter to DC end sources Up to 3.5% Energy savings going straight to DC Solar Module w/ Tigo TS4 DC AC Solar Module Solar Inverter DC Battery Multi - mode Inverter AC Up to 3.5% energy conversion loss from DC to AC Up to 3.5% additional energy conversion loss from AC to DC Up to 7% round trip energy loss from conversions Up to 7% round trip energy savings from conversions

Well - Positioned to Build on Past Success 47 2007 – 2013 2013 – 2019 2019 – 2022 Targets for the Future • Initial funding • Introduced smart module optimizer technology to the world • Release modular designs • Develop agile software • Penetrate the market • Zvi Alon joins with an investment • Productize TS4 - R - x Flex - MLPE • Investment from / exclusivity arrangement with SMA • Build out AI, Big Data & IOT • Certify worldwide • Independence from SMA • Professional management team • Productize TS4 - A - x globally • Partner with multiple OEMs • Acceptance of rapid shutdown • Adoption of monitoring • Global market expansion • Launched EI • Improve balance sheet flexibility • Expand into energy management • Expand supply chain capacity • Accelerate growth organically • Accelerate growth through acquisitions • Fast delivery with sufficient working capital • Grid Services 75 MW 435 MW 724 MW Note: MW represents volume of MW installed with Tigo products during the period.

EBITDA Reconciliation 48 1) 2022E Adj. EBITDA excludes stock - based compensation, M&A transaction costs and public company costs. Calendar Year 2020A 2021 A 2022E Net Income ($6.2) ($4.9) ($2.6) + Interest Expense 5.5 2.5 3.6 + Provision for income taxes 0.0 0.2 0.0 + Depreciation & Amortization 0.6 0.4 0.5 +/ - Change in Fair Value of Preferred Stock Warrant Liability (0.2) 0.2 0.0 +/ - Change in Fair Value of Derivative Liability 0.5 0.1 0.0 - Gain on Debt Extinguishment (0.6) (1.8) 0.0 +/ - Other expense (income), net 0.2 0.0 0.0 EBITDA ($0.1) ($3.3) $1.5 Stock - Based Compensation 0.1 0.2 0.6 M&A Transaction Expenses - - 2.0 Adj. EBITDA (1) $0.0 $(3.1) $4.1 - CapEx (0.3) (0.3) (0.8) Adj. EBITDA Less CapEx ($0.3) ($3.4) $3.3